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Exhibit n.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-2 (No. 333-100385) of our report dated October 28, 2003, relating to the financial statements of Gladstone Capital Corporation, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
February 17, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS